UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 23, 2011

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01.	Other Events.

On August 23, 2011, Ecolab announced Board of Director authorization to repurchase up to 10,000,000 additional shares of Ecolab common stock.  The authorization is contingent  upon consummation of the previously announced merger with Nalco Holding Company. The purchases will be conducted in the open market; in privately negotiated transactions from time-to-time, depending on market conditions; and through purchases made in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.  The Board of Directors last increased its share repurchase authorization in May 2011, and Ecolab has 17,949,558 shares remaining under prior authorizations.

A copy of the News Release issued by Ecolab in connection with this report under Item 8.01 is attached as Exhibit (99) and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(99)                                 Ecolab Inc. News Release dated August 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: August 23, 2011	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing
(99)	Ecolab Inc. News Release dated August 23, 2011.	Filed herewith electronically.